UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2007

Eli Lilly and Company
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Lilly Corporate Center, Indianapolis, Indiana		46285
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-276-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Eli Lilly and Company today announced that it has signed a definitive merger agreement whereby Lilly will acquire Hypnion, Inc., a privately held neuroscience drug discovery company focused on sleep disorders. The transaction has received the requisite approval of Hypnion stockholders and is expected to close near the end of the first quarter of 2007, contingent upon clearance under the Hart-Scott-Rodino Anti-Trust Improvements Act and other customary closing conditions. Financial terms of the acquisition were not disclosed.

Upon closing, Lilly will incur a charge to earnings for acquired in-process research and development. The amount of the charge has not been finalized but is not expected to exceed $0.30 per share. The acquisition will not otherwise have a material impact on Lilly’s earnings per share for 2007. The transaction will be funded by existing cash balances and will not materially affect Lilly’s liquidity. Lilly expects to maintain its debt ratings from Standard & Poor’s and Moody’s of AA and Aa3, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eli Lilly and Company

March 5, 2007	By:	Arnold C. Hanish

Name: Arnold C. Hanish
Title: Chief Accounting Officer